UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 7, 2008
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	ÿ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	ÿ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	ÿ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	ÿ	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFT 240.13e-4( c))

Item 8.01. Other Events

On November 7, 2008 the United States District Court for the Southern District of Florida (the "Court") partially dismissed a securities class action lawsuit ("Lawsuit") filed against 21st Century Holding Company (the "Company") and certain of its executive officers. The class action plaintiffs initially filed the lawsuit against the Company and certain of its executive officers (collectively, the "Defendants") on July 27, 2007. A consolidated amended complaint was filed on behalf of the class on January 22, 2008. The complaint alleges that the Defendants made false and misleading statements and issued financial guidance that materially misrepresented the Company's financial performance. The complaint seeks an unspecified amount of damages and claims violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5. The Defendants filed their motion to dismiss the consolidated amended complaint on February 25, 2008. The plaintiff’s response to the Defendant’s motion to dismiss was filed on April 22, 2008. The Court heard oral arguments on the motion to dismiss on August 20, 2008.

On November 7, 2008 the United States District Court, Southern District of Florida, issued an order granting in part and denying in part Defendants Motion to Dismiss the Consolidated Class Action Complaint. While certain allegations in the Complaint were dismissed, the Court granted leave for the plaintiffs to amend as to the dismissed claims by December 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: November 24, 2008	By:	/s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer (Principal Accounting and Financial Officer)